SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                     June 8, 2000




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



675 McDonnell Boulevard, St. Louis, MO                       63134
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 654-2000
    including area code

Item 5.  Other Events
A press release was issued June 8, 2000. The relevant portion of the text of that release was as follows:

FORMER BAXTER EXECUTIVE JOINS MALLINCKRODT MANAGEMENT

ST. LOUIS, MO., June 8, 2000 - Mallinckrodt Inc. (NYSE:MKG) announced today that Forrest R. Whittaker, currently president and chief executive officer of Paidos Health Management Services, Inc.,
Deerfield, Illinois, has been named president of the company's
Respiratory Group.  Whittaker was president of Baxter Healthcare
Corporation's V. Mueller Division from 1989 to 1993.

     "Forrest Whittaker brings more than 20 years of experience in the medical products manufacturing, home healthcare provider and service management segments of the healthcare industry with him to Mallinckrodt," said C. Ray Holman, Mallinckrodt chairman and chief executive officer. "We are pleased to add an individual of this caliber to our management team."

     Whittaker began his healthcare industry career in 1977 as a sales representative with American Hospital Supply (acquired by Baxter in
1985) and held several marketing positions, including vice president - Marketing from 1984 to 1986. He was group vice president - Planning & Business Development from 1986 to 1989. He has had extensive experience with products designed for anesthesiology, respiratory and critical care. For the next four years, he was president of the V. Mueller Division, which manufactured and marketed surgical specialties and endoscopy and surgical instruments.

     In 1993 Whittaker was named president and CEO of Paidos Healthcare, Inc., a specialty home healthcare business providing specialty care services for fragile newborn patients in the greater Philadelphia area. When the management services branch of the business was established in 1996, Whittaker also assumed responsibility as president and CEO of Paidos Health Management Services.

     At Mallinckrodt, Whittaker, 50, will head the $1 billion Respiratory Group that has market-leading positions in pulse oximeters, critical care ventilators, endotracheal and tracheostomy tubes, airway management and patient warming systems, oxygen therapy products, and sleep diagnostic and therapy products. The respiratory products business has been led by John Q. Hesemann for the past two years.

     A native of the Boston area, Whittaker holds a B.S. in international relations from the United States Naval Academy, Annapolis, Maryland, and an M.B.A. in marketing from James Madison University, Harrisburg, Virginia.

ABOUT MALLINCKRODT

Mallinckrodt Inc. is a global manufacturer and marketer of specialty medical products designed to sustain breathing, diagnose disease and relieve pain. Named one of America's most admired medical products and equipment companies by Fortune magazine, Mallinckrodt does business in more than 100 countries. In fiscal 1999, combined net sales were $2.6 billion for Mallinckrodt's respiratory, imaging and pharmaceutical product lines. Based in St. Louis, Missouri, Mallinckrodt's website address is http://www.mallinckrodt.com.

                             # # #
Mallinckrodt Inc.


/s/ Roger A. Keller
--------------------
ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE: June 14, 2000